UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	August 18, 2005

SYS
(Exact Name of Registrant as Specified in Charter)

California	000-04169	95-2467354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5050 Murphy Canyon Road, Suite 200, San Diego, CA 92123
	(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code		858-715-5500

(None)
(Former Name or Former Address, if Changed Since Last Report)

             Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

        On August 16, 2005, as an inducement to employment as the Senior Vice President of Sales and Marketing, the company entered into a Restricted Stock Purchase Agreement (the Agreement) with Mr. Ben Goodwin.

        The Agreement obligates Mr. Goodwin to purchase a minimum of 200,000 shares and up to a maximum of 250,000 shares of restricted stock of SYS for a price equal to 90% of the average closing price of the company's common stock on the American Stock Exchange during the trading days between the date of this Agreement and the day immediately preceding the closing date, provided that the purchase price shall not be less than $2.50 per share.

        The Agreement further provides that SYS will file to register the resale of these shares within twelve months of the closing date.

        Attached as Exhibit 99.1 is the Restricted Stock Purchase Agreement.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

        99.1    Restricted Stock Purchase Agreement

        99.2    Press release, dated August 18, 2005, announcing Senior Management Additions

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

SYS
(Registrant)

Date: August 18, 2005	By:	/s/ Michael W. Fink
Michael W. Fink, Secretary